UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 1, 2020

Commission File Number: 0-29923

CUI Global, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(832) 467-1420

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CUI	Nasdaq Capital Market

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 2.03 Creation of a Direct Financial Obligation

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

CUI Global, Inc. (“The Company”) entered into an Equity Purchase Agreement dated April 1, 2020 to acquire the assets of Reach Construction Group, LLC, an industry-leading solar construction company.

Headquartered in Apex, NC, Reach Construction Group (“Reach”) is an engineering, procurement and construction (“EPC”) company with expertise in the renewable energy industry. Reach has contractual backlog for 2020 exceeding $100 million. The acquisition is expected to be immediately accretive to CUI Global’s consolidated results.

The purchase price for the acquisition of the assets was as follows:

●

Restricted Common Stock. 2,000,000 shares ($1.7 million as of April 1, 2020) of restricted common stock issued to the Seller. The Securities were issued pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933 as an offering which is not a public offering because the securities were issued to one individual who was an accredited investor. Restrictions on the shares are for twelve months and following those twelve months, the shares will become unrestricted common shares of the Company.

●	18-Month Seller Note. A $5 million subordinated promissory note, yielding 6% interest, interest payable quarterly, maturing 18 months following the Closing,
●

3-Year Seller Note. A $30 million subordinated promissory note, yielding 6% interest, interest payable quarterly, with $15 million of principal due 2 years following the Closing and the remaining principal and accrued but unpaid interest due 3 years following the Closing (subject to the Company’s use of commercially reasonable efforts to prepay, if possible),

●

Earn-Out. An amount not in excess of an aggregate of $30,000,000 payable over a maximum term of ten years to begin after repayment of the 3-Year Seller Note at a rate of 50% of the Adjusted EBITDA above $20 million.

In connection with the Asset Purchase Agreement, the Company entered into employment agreements with certain key employees of Reach Construction Group, LLC with base compensation agreements ranging up to $250 thousand.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)     The Financial Statements required by item 9.01(a) and the pro forma financial statement information shall be filed by amendment not later than 71 calendar days after the date of this Form 8-K.

(d)     Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release announcing closing of Equity Purchase of Reach Construction Group, LLC
99.2	Equity purchase agreement to purchase Reach Construction Group, LLC
99.3	Subordinated promissory note for $5 million – 18 months
99.4	Subordinated promissory note for $30 million – 3 years

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 6th day of April 2020.

CUI Global, Inc.
(Registrant)

By:	/s/ Daniel N. Ford
Daniel N. Ford
Chief Financial Officer